UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 13, 2020

XG SCIENCES, INC.

(Exact name of registrant as specified in its charter)

MICHIGAN

(State or other jurisdiction of incorporation)

333-209131	20-4998896
(Commission File Number)	(IRS Employer Identification No.)

3101 Grand Oak Drive, Lansing, Michigan	48911-4224
(Address of principal executive offices)	(Zip Code)

517-703-1110

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.l4a-l2)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.l4d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.l3e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☑

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Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

XG Sciences, Inc., a Michigan corporation (the “Company”) today announces the appointment of Leroy Magwood as the Company’s Chief Technology Officer of the Company, effective January 13, 2020.

Dr. Magwood, aged 38, joined the Company in January of 2019 and has served as the Company’s Chief Technologist since June of 2019. Prior to joining XG Sciences, Dr. Magwood served as Principal Engineer at Savannah River National Laboratory from June of 2016 to June of 2018 where he was involved in the development of organic dichromic compounds for use in sensors as well as energetic abatement of noxious gases from nuclear waste tanks.  Before joining Savannah River National Laboratory, he spent 5 years in various technical roles at PPG Fiberglass Industries, Surmasis Pharmaceuticals and DSM Functional Materials contributing in such diverse areas as fiber glass sizing, drug delivery, UV Coatings and 3D Printing materials and processes.  He earned his Ph.D. in Chemical and Biochemical Engineering from the University of Iowa and holds a B.S. in Physics from Benedict College.

In connection with his employment as Chief Technology Officer, Dr. Magwood will receive an annual base salary of $180,000 and will be eligible for a performance base bonus targeted at 20% of his base salary. Additionally, Dr. Magwood will be granted options to purchase 20,000 shares of the Company’s common stock at a stock price of $8.00 per share vesting annually in equal increments over 4 years. Dr. Magwood will also be entitled to reimbursement of up to $1,500 per month in commuting and housing expenses. Other than the foregoing, there are no arrangements or understandings between Dr. Magwood and any person (including the Company) pursuant to which Dr. Magwood was appointed to serve as Chief Technology Officer, and there are no actual or proposed transactions between Dr. Magwood or any of his related persons and the Company that would require disclosure under Item 404(a) of Regulation S-K (17 CFR 229.404(a)) in connection with his appointment as Chief Technology Officer.

Dr. Magwood does not have any family relationship with any director, executive officer, or person nominated or chosen to become a director or executive officer of the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XG SCIENCES, INC.

Dated: January 14, 2020	By:	/s/ Philip L. Rose
Chief Executive Officer

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